UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2005

SONTRA MEDICAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota	000-23017	41-1649949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Forge Parkway

Franklin, Massachusetts 02038

(Address of Principal Executive Offices) (Zip Code)

(508) 553-8850

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On November 14, 2005, Sontra Medical Corporation (“Sontra”) entered into a License Option and Research Collaboration Agreement (the “Collaboration Agreement”) with The Horticulture and Food Research Institute of New Zealand Limited (“HortResearch”) to evaluate the use of Sontra’s SonoPrep® skin permeation device for the non-invasive measuring, extracting and diagnosis of analytes that are biochemical indicators of sports performance and recovery.

The Collaboration Agreement also granted HortResearch a one-year option to obtain an exclusive, world-wide license to Sontra’s SonoPrep® skin permeation technology for the sports performance field. The license option, for which HortResearch paid Sontra $50,000, may be extended for one year upon the payment of an additional option fee of $50,000. If HortResearch elects to license the technology, the parties will execute a license agreement and Sontra will receive a license fee consisting of a $500,000 cash payment and equity worth $500,000 in a new company that HortResearch is forming to develop and commercialize the technology. In addition, Sontra shall have the right to designate one member of the Board of Directors of such new company following its formation.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed with this Form 8-K:

99.1	Press Release of the Registrant, dated November 22, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2005	Sontra Medical Corporation By: /s/ Sean F. Moran Sean F. Moran Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Registrant, dated November 22, 2005.